Exhibit 10.1
Form 10-QSB
Western Media Group Corporation
File No. 2-71164

                         PROMISSORY NOTE

$25,000
March 29, 2001

Minneapolis, Minnesota

FOR VALUE RECEIVED, Konrad Kim ("Borrower") promises to pay to the order of Western Media Group Corporation, a Minnesota company ("Payee" or "WMGC"), at such address as Payee may designate from time to time in writing, the principal sum of TWENTY-FIVE THOUSAND DOLLARS ($25,000), with interest thereon as set forth herein, on the following terms and conditions:

1.     Interest.   Borrower  will  pay  interest  on  the  unpaid
   principle amount hereof from time to time outstanding at the rate of ten (10%) per annum. Interest pursuant to this Note shall be calculated on the basis of actual days elapsed and a 365day calendar year, but payment of such interest shall be deferred until the end of the term of this Note.

2.    Due  Date.   Principal and interest on this Note  shall  be
   payable in a single payment of the entire principle balance and all accrued interest on March 1, 2002. If payment is in default then Borrower shall pay an additional 5% penalty.

3. Prepayment. This Note may be prepaid at any time, in whole or in part, at the Borrower's option. All payments on this Note shall be credited first to accrued and unpaid interest hereunder, and the balance to principal.

4. Costs of Collection. Borrower agrees to pay all costs of collection of this Note, including, but not limited to, reasonable attorneys' fees and legal expenses.

5. Consideration. The face amount of this Note represents the value of the following assets sold to Borrower by Payee's subsidiary, K-Rad Konsulting LLC: 1) A 2000 Honda Accord 2) the ownership of Sun Investments LLCs I,II,III, and 3) the Loan receivable from Peter London. This sale does not include any other assets of the K-Rad or WMGC.

6. Security. Borrower hereby pledges 100,000 restricted Shares of Western Media Group (WMGC) as collateral for this note.

7. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

8. Binding Effect. This Note shall be binding upon and inure to the benefit of the respective heirs, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, this Note has been executed as of the date set forth above.

                                   /s/ Konrad Kim

                               E-1